AMENDED AND RESTATED

                     DEBT SERVICE ALLOCATION AGREEMENT


          THIS AGREEMENT made as of the 9th day of February, 1988, among PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("Pertamina") and ROY M. HUFFINGTON, INC. ("Huffco"), VIRGINIA INTERNATIONAL COMPANY, ULTRAMAR INDONESIA LIMITED, VIRGINIA INDONESIA COMPANY, UNION TEXAS EAST KALIMANTAN LIMITED, UNIVERSE TANKSHIPS, INC., HUFFINGTON CORPORATION, TOTAL INDONESIE ("Total"), UNOCAL INDONESIA, LTD. ("Unocal"), and INDONESIA PETROLEUM, LTD. (herein collectively "Contractors" and individually "Contractor"),
                           W I T N E S S E T H :
          WHEREAS, Pertamina and the Contractors are currently parties to an agreement designated as Debt Service Allocation Agreement No. 2, dated as of June 9, 1987 (the "Source Document"); and
          WHEREAS, Pertamina and the Contractors are authorizing the Bontang III Trustee to enter into a Financing Agreement and may from time to time hereafter authorize one or more of the Trustees to enter into other Financing Agreements, in each case to provide for the borrowing of additional funds to pay certain costs of Financed Capital Projects; and
          WHEREAS, Pertamina and the Contractors wish to amend and restate the Source Document in order to set forth the arrangements which will hereafter govern the allocation among Pertamina and the Contractors of the reduction in aggregate distributions under all of the Trust Agreements resulting from Debt Service under the Financing Agreements and certain other loan agreements;
          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
                                 ARTICLE I
                                DEFINITIONS

          As used herein, the following terms shall have the meanings set forth below:
          "Accountants" shall mean that firm of independent public accountants appointed by the Producers pursuant to the provisions of the Trust Agreements.
          "Additional Debt Service" shall mean Debt Service with respect to any Financing Agreement entered into hereafter which is designated as Additional Debt Service under this Agreement by a Debt Service Designation Memorandum.
          "Aggregate Dollar Share" shall have the meaning specified in Section 2.2.
          "Allocation Trust Agreements" shall mean the Bontang II Trust Agreement, the Bontang III Trust Agreement, the Bontang Excess Sales Trust Agreement and the Bontang LPG Trust Agreement.
          "Allocation Trustees" shall mean all of the trustees under the Allocation Trust Agreements, collectively, and "Allocation Trustee" shall mean one of such Allocation Trustees as the context may require.
          "Applicable Percentage" shall initially mean 22.57% in the case of Common Facilities Debt Service and 77.43% in the case of Relocation Debt Service, provided, however, that such percentages are based upon estimated construction costs of the facilities to be financed (U.S. $6.259 million for construction of the new administration building, fire station and area I maintenance facilities and U.S. $21.476 million for relocation of facilities required for construction of liquefaction train "E") and, upon the completion of construction thereof, the Producers shall enter into an agreement supplemental to this Agreement adjusting such percentages to the extent required to reflect the actual costs of construction and shall give notice of any such adjustment to the Allocation Trustees, and provided, further, that any such adjustment shall not be retroactive but shall only apply to calculations made hereunder after notice thereof is received by the Allocation Trustees.
          "Badak Jilco Debt Service" shall mean all Debt Service with respect to the Badak Jilco Loan Agreement.
          "Badak Jilco Loan Agreement" shall have the meaning specified in the Bontang I trust Agreement.
          "Badak III LNG Sales Contract" shall mean the agreement so entitled dated as of March 19, 1987, as hereafter amended, between Pertamina and Chinese Petroleum Corporation.
          "Badak Special Accounts" shall have the meaning
specified in the Bontang I Trust Agreement.
          "Badak Special Financing Debt Service" shall mean all Debt Service with respect to the Badak Special Financing Agreement.
          "Badak Special Financing Agreement" shall have the meaning specified in the Bontang I Trust Agreement.
          "Base Load Quantities" shall have the meaning specified in the Bontang I Trust Agreement.
          "Bontang I Trust Agreement" shall mean the Badak Trustee and Paying Agent Agreement as amended and restated effective as of the date of this Agreement, as hereafter amended, among the Producers and Continental Bank International.
          "Bontang I Trustee" shall mean the trustee under the
Bontang I Trust Agreement.         "Bontang II Trust Agreement"
shall mean the Badak Expansion Trustee and Paying Agent Agreement dated as of July 15, 1981, as amended to the date hereof and as hereafter amended, among the Producers and Continental Bank International.
          "Bontang II Trustee" shall mean the trustee under the Bontang II Trust Agreement.
          "Bontang III Trust Agreement" shall mean the Bontang III Trustee and Paying Agent Agreement dated as of the date hereof, as hereafter amended, among the Producers and Continental Bank International.
          "Bontang III Trustee" shall mean the trustee under the Bontang III Trust Agreement.
          "Bontang Excess Sales Trust Agreement" shall mean the Bontang Excess Sales Trustee and Paying Agent Agreement, as amended and restated effective as of the date hereof, as hereafter amended, among the Producers and Continental Bank International.
          "Bontang Excess Sales Trustee" shall mean the trustee under the Bontang Excess Sales Trust Agreement.
          "Bontang LPG Trust Agreement" shall mean, when such agreement becomes effective, the Bontang LPG Trustee and Paying Agent Agreement to be entered into hereafter by the Producers and Continental Bank International with respect to the proceeds of LPG produced at the Bontang Plant, as such agreement may be thereafter amended.
          "Bontang LPG Trustee" shall mean, when the Bontang LPG Trust Agreement becomes effective, the trustee thereunder.
          "Bontang Plant" shall have the meaning specified in the Processing Agreement.
          "Borrowed Amounts" shall have the meaning specified in Financing Agreement No. 3.
          "Borrowing Trustee" shall mean any Trustee which is a party to any of the Financing Agreements and "Borrowing Trustees" shall mean all of such Borrowing Trustees, collectively.
          "Calculation Percentage" shall have the meaning specified in the Processing Agreement.
          "Common Facilities Debt Service" shall mean all Debt Service with respect to borrowings pursuant to Financing Agreement No. 1 and the Applicable Percentage of Debt Service with respect to borrowings pursuant to Tranche B.
          "Contingent Support" shall mean amounts so designated pursuant to any Trust Agreement which are paid to the Bontang III Trustee for deposit in any of the Debt Service Accounts established pursuant to the Bontang III Trust Agreement.
          "Contingent Support Trustees" shall mean, collectively, the Bontang Excess Sales Trustee and all other Trustees which may hereafter enter into a Trust Agreement which provides for the payment of Contingent Support, and "Contingent Support Trustee" shall mean one of such Trustees as the context may require.
          "Contractor" and "Contractors" are each defined in the title paragraph of this Agreement.
          "Debt Service" shall mean (i) amounts paid by any Borrowing Trustee with respect to principal, interest and other fees and expenses incurred by such Trustee under a Financing Agreement, as the same are paid into a Debt Service Account (ii) Contingent Support paid by any Contingent Support Trustee, as the same is paid to the Bontang III Trustee and (iii) amounts paid by the Bontang I Trustee with respect to principal, interest and other fees and expenses under (a) the Badak Jilco Loan Agreement, as the same are paid over to the Escrow Account and (b) the Badak Special Financing Agreement, as the same are set aside in the Badak Special Accounts. The term Debt Service shall not include, however (x) such amounts at such times as actually paid from a Debt Service Account to lenders or (y) amounts paid from Borrowed Amounts or Contingent Support by the Bontang III Trustee into a Debt Service Account established pursuant to the Bontang III Trust Agreement. Except as hereinafter provided, any amounts paid by a Producer pursuant to Sections 3.2, 3.3(a) or Part 4 of Producers Agreements No. 1, 2 and 3, or the corresponding sections of any other Producers Agreement, shall be deemed to be Debt Service paid by the Borrowing Trustee which is a party to the Financing Agreement with respect to which such payment was made. Any amount paid by a Producer pursuant to any of the Producers Agreements which is paid as a result of an event involving such Producer, or for which such Producer is responsible, which (i) is not directly related to the Bontang Plant, the supply of Natural Gas thereto, the production of LNG or LPG thereat or the transportation or sale of LNG or LPG therefrom and (ii) causes any amount payable to a Trustee under any of the LNG Sales Contracts or any related agreement not to be paid to such Trustee as contemplated by such LNG Sales Contract or related agreement shall not be deemed to be Debt Service.
          "Debt Service Accounts" shall mean (i) all accounts, including any sub-accounts thereof, which a Borrowing Trustee opens and into which it transfers LNG revenues or other funds in anticipation of payments of principal, interest and other fees and expenses pursuant to any of the Financing Agreements, (ii) the Reserve Account, and (iii) the Escrow Account and (iv) the Badak Special Accounts, and "Debt Service Account" shall mean one of such Debt Service Accounts as the context may require.
          "Debt Service Designation Memorandum" shall mean any instrument so entitled hereafter entered into by the Producers in order to designate any Debt Service as "Additional Debt Service" hereunder and to specify the manner in which such Debt Service is to be allocated under this Agreement.
          "Escrow Account" shall have the meaning specified in the Bontang I Trust Agreement.
          "Estimated Debt Service Percentages" for each Producer for any calendar year shall mean the percentages most recently certified by the Accountants with respect to such Producer and such year pursuant to Section 2.3(a).
          "Excluded Quantities" shall mean that portion of the BTU's loaded pursuant to the 1973 LNG Sales Contract which relates to the quantities provided for in the supply Agreement dated December 3, 1973 between Pertamina and the Huffco Group, as originally executed.
          "Financed Capital Projects" shall have the meaning specified in the Processing Agreement.
          "Financing Agreement No. 1" shall mean Bontang Capital Projects Loan Agreement No. 1 dated as of September 10, 1986, as amended to the date hereof and as hereafter amended, entered into by the Bontang I Trustee and providing for the borrowing of up to U.S. $43,700,000.
          "Financing Agreement No. 2" shall mean Bontang Capital Projects Loan Agreement No. 2 dated as of June 9, 1987, as amended to the date hereof and as hereafter amended, entered into by the Bontang I Trustee and providing for the borrowing of up to U.S. $148,800,000, divided into Tranche A and Tranche B.
          "Financing Agreement No. 3" shall mean the Bontang III Loan Agreement dated as of the date hereof, as hereafter amended, entered into by the Bontang III Trustee and providing for the borrowing of up to U.S. $316,000,000.
          "Financing Agreements" shall mean Financing Agreement No. 1, Financing Agreement No. 2, Financing Agreement No. 3 and all loan, credit or other similar agreements which a Trustee may enter into hereafter with respect to which Additional Debt Service is payable.
          "Huffco" is defined in the title paragraph of this Agreement.
          "Huffco Group" shall mean Huffco, Virginia International Company, Ultramar Indonesia Limited, Virginia Indonesia Company, Union Texas East Kalimantan Limited, Universe Tankships, Inc., and Huffington Corporation and their predecessors or successors in interest.
          "LNG" shall have the meaning specified in the Processing
Agreement.
          "1973 LNG Sales Contract" shall mean the LNG Sales Contract dated as of December 3, 1973, as heretofore and hereafter amended, between Pertamina and various Japanese buyers of LNG.
          "LNG Sales Contracts" shall have the meaning specified in the Processing Agreement.
          "LPG" shall have the meaning specified in the Processing
Agreement.
          "Natural Gas" shall have the meaning specified in the Processing Agreement.
          "Pertamina" is defined in the title paragraph of this Agreement.
          "Plant Operator" shall have the meaning specified in the Processing Agreement.
          "Processing Agreement" shall mean the Bontang LNG Processing Agreement originally dated as of July 1, 1983, as amended and restated effective as of the date hereof, as hereafter amended, among the Producers and the Plant Operator.
          "Producer" shall mean each of Pertamina and the Contractors, and "Producers" shall mean, collectively, all of Pertamina and the Contractors.
          "Producers Agreement No. 1" shall mean the agreement entitled "Producers Agreement" dated as of September 10, 1986, as amended to the date hereof and as hereafter amended, among Pertamina and the Huffco Group and the lenders under Financing Agreement No. 1.
          "Producers Agreement No. 2" shall mean the agreement so entitled dated as of June 9, 1987, as amended to the date hereof and as hereafter amended, among Pertamina and the Huffco Group and the lenders under Financing Agreement No. 2.
          "Producers Agreement No. 3" shall mean the Bontang III Producers Agreement dated as of the date hereof, as hereafter amended, among the Producers and the lenders under Financing Agreement No. 3.
          "Producers Agreements" shall mean Producers Agreement
No. 1, Producers Agreement No. 2, Producers Agreement No. 3 and all similar agreements so entitled which any of the Producers may hereafter enter into with lenders under a Financing Agreement, as the same may be amended hereafter.
          "Producers' Percentage" shall have the meaning specified in the Processing Agreement, except that solely for purposes of allocating the Debt Service related reductions in distributions in accordance with this Agreement the "Producers' Percentage", as to each of Pertamina and the Huffco Group and Pertamina and the Total Group, and as to the 1973 LNG Sales Contract and as to each other LNG Sales Contract in respect of which (i) the revenues thereunder are subject to sharing in accordance with the Badak Gas Unit East Kalimantan Joint Operating Agreement executed on June 25, 1977 (but effective as of January 1, 1976) and (ii) no supply agreement or related memorandum otherwise establishes an alternate method for the sharing of such revenues, shall be deemed to be 97.9% for Pertamina and the Huffco Group and 2.1% for Pertamina and the Total Group.
          "Provisional Debt Service" shall mean, with respect to any Debt Service, payments by any Allocation Trustee to reimburse Producers which have borne more than their respective Estimated Debt Service Percentages of such Debt Service, together with interest on the Reimbursement Amount from and including the date of such Debt Service payment to, but not including, the date of such reimbursement, at the rate equal to the weighted average of the interest rates in effect under Financing Agreement No. 3 on the date of such reimbursement.
          "Reimbursement Amount" shall mean the amount of any Provisional Debt Service payment other than the portion thereof attributable to interest on said reimbursement amount.
          "Relocation Debt Service" shall mean the Applicable Percentage of Debt Service with respect to borrowings pursuant to Tranche B.
          "Reserve Account" shall have the meaning specified in the Bontang III Trust Agreement.
          "Sales Contract's Percentage" shall have the meaning specified in the Processing Agreement.
          "Sharing Percentages", as to any Trust Agreement, shall have the meaning specified in such Trust Agreement.
          "Second Dock Debt Service" shall mean Debt Service with respect to borrowings pursuant to Tranche A.
          "Supply Agreement" shall have the meaning specified in the Processing Agreement.
          "Total" is defined in the title paragraph of this Agreement.
          "Total Group" shall mean Total and Indonesia Petroleum, Ltd. and their successors in interest.
          "Train E Debt Service" shall mean all Debt Service with respect to Financing Agreement No. 3.
          "Tranche A" shall mean the tranche so designated in Financing Agreement No. 2, in the maximum principal amount of U.S. $121,800,000.
          "Tranche B" shall mean the tranche so designated in Financing Agreement No. 2, in the maximum principal amount of U.S. $27,000,000.
          "Trust Agreements" shall mean, collectively, the Bontang I Trust Agreement, the Bontang II Trust Agreement, the Bontang III Trust Agreement, the Bontang Excess Sales Trust Agreement and the Bontang LPG Trust Agreement and all other similar agreements hereafter entered into by Pertamina and Continental Bank International, and "Trust Agreement" shall mean one of such Trust Agreements as the context may require.
          "Trustees" shall mean the trustees under the Trust Agreements, and "Trustee" shall mean one of such Trustees as the context may require.
          "Unocal" is defined in the title paragraph of this Agreement.
          "Unocal Group" shall mean Unocal and Indonesia Petroleum, Ltd. and their successors in interest.

                                 ARTICLE 2
                        ALLOCATION OF DEBT SERVICE
          2.1  Distributions with respect to Sharing Percentages
under the Allocation Trust Agreements shall be adjusted in a manner which will cause the reduction in aggregate distributions under all of the Trust Agreements resulting from Debt Service paid during each calendar year to be allocated among the Producers in accordance with this Article 2.
          2.2 The share of each Producer in the reduction in aggregate distributions with respect to Sharing Percentages attributable in each calendar year to:
          - Common Facilities Debt Service shall be equal to its Calculation Percentage(s) of its Producers' Percentage(s) of each Sales Contract's Percentage of such Debt Service paid by the Bontang I Trustee during such calendar year;
          - Second Dock Debt Service shall be equal to its Calculation Percentage(s) of its Producers' Percentage(s) of each Sales Contract's Percentage (in this instance such Sales Contract's Percentages being calculated as if the Excluded Quantities had not been loaded and as if no LPG had been loaded) of such Debt Service paid by the Bontang I Trustee during such calendar year;
          - Relocation Debt Service shall be equal to its Calculation Percentage(s) of its Producers' Percentage as to the Badak III LNG Sales Contract of such Debt Service paid by the Bontang I Trustee during such calendar year;
          - Train E Debt Service shall be equal to its Calculation Percentage(s) of its Producers' Percentage as to the Badak III LNG Sales Contract of such Debt Service paid by the Bontang III Trustee and the Contingent Support Trustees during such calendar year;
          - Badak Jilco Debt Service and Badak Special Financing Debt Service shall be equal to its Calculation Percentage(s) of its Producers' Percentage(s), if any, as to the Base Load Quantities under the 1973 LNG Sales Contract of such Debt Service paid by the Bontang I Trustee during such calendar year; and
          - Additional Debt Service shall be as provided in the Debt Service Designation Memorandum with respect thereto.
          The portion of aggregate Debt Service which each Producer is required to bear during any period is herein called its "Aggregate Dollar Share" for such period.
          2.3(a)    On or before the 20th day of December in each
calendar year (initially for 1988, on the date of the execution and delivery of this Agreement) the Accountants shall calculate and deliver by telex to the Allocation Trustees and each Producer a certificate setting forth the Estimated Debt Service Percentages for each Producer of each of (i) the estimated Common Facilities Debt Service, (ii) the estimated Second Dock Debt Service, (iii) the estimated Relocation Debt Service, (iv) the estimated Train E Debt Service, (v) the estimated Badak Jilco Debt Service and Badak Special Financing Debt Service and (vi) any estimated Additional Debt Service, to be paid during the following calendar year (for 1988 in the case of the first such calculation). Within 5 business days after the 10th day of March, June and September in each calendar year the Accountants shall re-calculate and deliver by telex to the Allocation Trustees and each producer revised Estimated Debt Service Percentages for the current calendar year. The Estimated Debt Service Percentage for each Producer of:
          - the estimated Common Facilities Debt Service shall be its Calculation Percentage(s) of its Producers' Percentage(s) of the latest estimate of each Sales Contract's Percentage for the calendar year in question as prepared by the Plant Operator pursuant to Article 11 of the Processing Agreement;
          - the estimated Second Dock Debt Service shall be its Calculation Percentage(s) of its Producers' Percentage(s) of the latest estimate of each Sales Contract's Percentage (in this instance such Sales Contract's Percentages being calculated as if the Excluded Quantities had not been loaded and as if no LPG had been loaded) for the calendar year in question as prepared by the Plant Operator pursuant to Article 11 of the Processing Agreement;
          - the estimated Relocation Debt Service shall be its Calculation Percentage(s) of its Producers' Percentage(s) as to the Badak III LNG Sales Contract;
          - the estimated Train E Debt Service shall be its Calculation Percentage(s) of its Producers' Percentage(s) as to the Badak III LNG Sales Contract;
          - the estimated Badak Jilco Debt Service and Badak Special Financing Debt Service shall be equal to its Calculation Percentage(s) of its Producers' Percentage(s), if any, as to the Base Load Quantities under the 1973 LNG Sales Contract; and
          - the estimated Additional Debt Service shall be as provided in the Debt Service Designation Memorandum with respect thereto.
          (b) (i) Within the first 5 business days of April, July and October in each calendar year, the Accountants shall calculate the Aggregate Dollar Share for each Producer of the Debt Service paid during the current calendar year through the end of the immediately preceding calendar quarter. These end-of-quarter, year-to-date calculations shall be based upon the latest estimate of the Sales Contract's Percentages (where applicable) for the calendar year in question as prepared by the Plant Operator pursuant to Article 11 of the Processing Agreement.
          (ii) Within 10 business days after the end of each calendar year, the Accountants shall calculate the Aggregate Dollar Share for each Producer of the Debt Service paid during such calendar year. This year-end calculation shall be based upon the actual Sales Contract's Percentages (where applicable) for such calendar year.
          (c)  When making each of the calculations under clause
(b) of this Section 2.3, the Accountants shall also calculate the portion of the Debt Service paid during the period in question which has actually been borne by each Producer. For this purpose:
          (i) the amount actually borne by each Producer in respect of Debt Service paid during the calendar quarter ended immediately prior to the making of such calculation shall be equal to (the sum of A, B and C) minus D, where:
               - A equals the aggregate amount by which Sharing Percentage distributions to such Producer by the Borrowing Trustees, the Contingent Support Trustees and the Bontang I Trustee were reduced during such quarter by reason of Debt Service paid by such Trustees,
               - B equals the aggregate amount of any Debt Service paid by such Producer during such quarter pursuant to Producers Agreements,
               - C equals the Reimbursement Amount of the aggregate amount of any Provisional Debt Service funded by such Producer during such quarter through a reduction in Sharing Percentage distributions to such Producer pursuant to the Allocation Trust Agreements, and
               - D equals the Reimbursement Amount of the aggregate amount of any Provisional Debt Service payments received by such Producer during such quarter pursuant to the Allocation Trust Agreements; and
          (ii) the amount actually borne by each Producer of Debt Service paid during the current calendar year through the end of the calendar quarter immediately preceding that referred to in sub-clause (i) above shall equal the amount borne by each Producer as of the end of such preceding calendar quarter as previously determined in accordance with this clause (c).
Each of the above calculations shall be adjusted by the amount of any increases or decreases pursuant to clauses (d) or (e) of this
Section 2.3 in the Sharing Percentage distributions made to such Producer pursuant to the Allocation Trust Agreements during the
period in question.           (d)  In the event that a comparison
of the calculations made at the end of a calendar quarter or at the end of a calendar year, as the case may be; pursuant to clauses (b) and (c) of this Section 2.3 indicates that any Producer has borne more than its Aggregate Dollar Share of Debt Service during the period in question, the Accountants shall deliver by telex to each Producer a certificate to this effect and instruct the Allocation Trustees to pay to the Producers which have borne more than their Aggregate Dollar Shares for the period in question, pro rata in proportion to the excess amount borne by each such Producer, all amounts otherwise distributable with respect to Sharing Percentages under the Allocation Trust Agreements to the Producers which have borne less than their Aggregate Dollar Shares for the period in question until each Producer which has borne more than its Aggregate Dollar Share shall have received the amount stated in the certificate as the excess amount borne by such Producer.
          (e) The Accountants shall also calculate, and reflect in each certificate delivered pursuant to clause (d) of this
Section 2.3, the amount of any adjustments which may be required to give retroactive effect to any changes in Producers' Percentages effected from time to time by, or pursuant to, Article 2 of the Supply Agreements with respect to the Badak III LNG Sales Contract, so as to cause Debt Service to be allocated hereunder in the same manner as it would have been allocated had such changes become effective on June 9, 1987. Any adjustment amount due to a Producer pursuant to this clause (e) shall not bear interest.
          2.4 In connection with the adjustments under Section 2.3 hereof to be made at the end of each calendar year, interest earned on the funds in any disbursement trust agreement entered into in connection with a Financing Agreement in respect of the calendar year involved (and not disbursed pursuant to payment instructions) shall be apportioned by the Accountants among the Producers in the same proportions as the Producers bore the Debt Service with respect to such Financing Agreement for such calendar year. After having made the foregoing calculations, the Accountants shall instruct each Trustee which has the authority to instruct a disbursement trustee (with a copy of such instructions to be sent by telex or facsimile to each Producer) to instruct the appropriate disbursement trustee(s) to distribute from the disbursement trusts to such Trustee an amount equal to such net interest for the preceding calendar year and such Trustee shall distribute from the amount so received to each of the Producers the portion of such net interest amount allocated to it.
          2.5  In order to give effect to the provisions of this
Article 2:
          (a) The Producers shall cause the Plant Operator to furnish to the Accountants the statements of the Sales Contract's Percentages provided for in Section 11.01 of the Processing Agreement, except that such statements for a completed calendar year shall be furnished as soon as practicable after the end of such calendar year.
          (b) The Producers shall, to the extent necessary, cause amendments to be made to the Trust Agreements which require the Trustees (i) to act in accordance with instructions and other directives given to the Trustees from time to time by the Accountants in accordance with the terms of this Agreement, (ii) to provide to the Accountants such information as to Debt Service, Provisional Debt Service and other matters as is necessary to enable the Accountants to perform their functions hereunder in a timely manner, and (iii) to cause the Allocation Trustees to make Provisional Debt Service payments which will, to the nearest extent practicable, assure that each Producer bears the share of Debt Service contemplated by this Agreement.
          (c) In the event any Trustee shall make a payment of Debt Service in excess of the amount actually required to be paid but shall correct such overpayment prior to the inclusion of the overpaid amount in any determination hereunder of Debt Service borne by the Producers, such overpaid amount shall be disregarded for purposes of all such determinations.
          (d) In the event any Producer makes a payment pursuant to a Producers Agreement which such Producer claims should be deemed Debt Service, such Producer shall promptly provide to the Accountants (with a copy to each other Producer and the Borrowing Trustee which is a party to the Financing Agreement with respect to which such payment was made) such information as is necessary to demonstrate that such payment constitutes Debt Service as defined herein and to establish the type of Debt Service so paid.
          2.6 The provisions of this Article 2 are intended solely for the benefit of the Producers and for the making of adjustments among themselves and are not intended and shall not be interpreted to require any payment by any Producer to the Trustees or to any lender under the Financing Agreements, the Badak Special Financing Agreement, the Badak Jilco Loan Agreement or any other loan or credit agreement.
          2.7 Producers Agreements may provide for certain payments to be made thereunder in accordance with pre-tax percentage interests of the Producers. Any use of such pre-tax percentages is based upon the assumption that any payment made on the basis thereof constituting Debt Service will constitute a currently deductible expense for purposes of income taxes imposed by The Republic of Indonesia. In the event any Producer makes a payment pursuant to any such Producers Agreement which is deemed to be Debt Service hereunder, the Producers will use their best efforts to assure that such payment is so deductible by any Producer which bears the cost thereof pursuant to the terms hereof. In the event such payment should ultimately be determined not to be so deductible by any Producer, the amounts payable to the Producers under the Trust Agreements will be adjusted so as to achieve the same economic result as if such deduction had been allowed. Any adjustment made pursuant to the foregoing provisions shall be without prejudice to rights of any Producer pursuant to any other agreements among any Producers.
          2.8 Interest or any other income arising out of investment of funds in a Debt Service Account established with respect to any Financing Agreement, the Badak Special Financing Agreement or the Badak Jilco Loan Agreement shall be credited to such account and retained therein until being applied to Debt Service or distributed in accordance with this Section 2.8. A separate sub-account of the Debt Service Account under the Bontang I Trust Agreement shall be established for Debt Service with respect to borrowings pursuant to Financing Agreement No. 1, Tranche A and Tranche B, respectively. Interest or any other income arising out of the investment of funds in each such sub-account shall be allocated to the sub-account for which such investment was made. Upon receipt of (a) notice from Pertamina of the payment in full of the final installment of principal of, accrued interest on and all other amounts due with respect to, the loan and all tranches thereof made pursuant to any Financing Agreement, the Badak Special Financing or the Badak Jilco Loan Agreement and (b) notice from the relevant Trustee of the amount then held in the relevant Debt Service Accounts, the Accountants shall apportion the amount then held in such Debt Service Accounts among the Producers in accordance with their respective Estimated Debt Service Percentages of each type of Debt Service for which such amount is held, as most recently determined pursuant to
Section 2.3(a). After having made the foregoing calculations, the Accountants shall instruct such Trustee (with a copy of such instructions to be sent by telex or facsimile to each Producer) to distribute to each of the Producers the portion of such amount allocated to it.
          2.9 Solely for purposes of allocating the Debt Service related reduction in aggregate distributions under the Trust Agreements, the portion of each Debt Service payment made by the Bontang I Trustee which is attributable to Common Facilities Debt Service, Second Dock Debt Service and/or Relocation Debt Service shall be determined as provided in this Section 2.9. All references in this Section 2.9 to "clauses" are to the specified clauses of Section 14.2 of the Bontang I Trust Agreement and all references to accounts are to those established pursuant to the Bontang I Trust Agreement.
          (i) Any such payment to the Debt Service Account made in compliance with the fifth sentence of clause (c) shall be deemed attributable to the Debt Service payments required by all notices pursuant to clause (b) then in effect, and shall be allocated among those of the above types of Debt Service with respect to which such payments are then required, on a pro rata basis in proportion to the amount of Debt Service so required for each such type.
          (ii) Any such payment to the Debt Service Account made in compliance with the sixth sentence of clause (c) shall be deemed attributable to the Debt Service payments required by all notices from Pertamina pursuant to such sentence then in effect, and shall be allocated among those of the above types of Debt Service with respect to which such payments are then required, on a pro rata basis in proportion to the amount of Debt Service so required for each such type.
          (iii)     Any such payment made in compliance with clause
(e) shall be deemed attributable to the Debt Service required by all notices pursuant to such clause then in effect, and shall be allocated among those of the above types of Debt Service with respect to which such payments are then required, on a pro rata basis in proportion to the amount of Debt Service so required for each such type.
          (iv) Any such payment to the Debt Service Account made in compliance with the second sentence of clause (f) for deposit in the Acceleration Account established thereby, or the fifth sentence of clause (f) for payment to the Affected Lenders specified therein, shall be deemed attributable to the Debt Service then required for all such deposits or payments to Affected Lenders, and shall be allocated among those of the above types of Debt Service with respect to which such deposits or payments are then required, on a pro rata basis in proportion to the aggregate amount of such deposits and payments required for each such type.
          (v) Any such payment to the Debt Service Account made in compliance with clause (g) shall be deemed attributable to the Debt Service required by all notices pursuant to such clause then in effect, and shall be allocated among those of the above types of Debt Service with respect to which such payments are then required, on a pro rata basis in proportion to the outstanding principal amount of Trustee Indebtedness (as defined in the Bontang I Trust Agreement) owed with respect to each such type.
          (vi) Any amount paid by a Producer pursuant to a Producers Agreement which constitutes Debt Service hereunder shall be deemed attributable to and allocated to the type(s) of Debt Service paid by such Producer.
                                 ARTICLE 3
                               MISCELLANEOUS
          3.1  Effective as of the date first above written, the
Source Document shall be amended and restated in its entirety as provided herein, and, as so amended and restated, this Agreement shall remain in effect until all loans to the Borrowing Trustees pursuant to Financing Agreements and all loans pursuant to the Badak Special Financing Agreement and the Badak Jilco Loan Agreement have been repaid in full and all adjusting payments required by this Agreement have been finally determined and settled.
          3.2 ALL DISPUTES ARISING IN CONNECTION WITH THIS AGREEMENT OR THE INTERPRETATION OR PERFORMANCE HEREOF, SHALL BE FINALLY SETTLED BY ARBITRATION CONDUCTED IN THE ENGLISH LANGUAGE IN PARIS, FRANCE, BY THREE ARBITRATORS UNDER THE RULES OF ARBITRATION OF THE INTERNATIONAL CHAMBER OF COMMERCE. JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, OR APPLICATION MAY BE MADE TO SUCH COURT FOR A JUDICIAL ACCEPTANCE OF THE AWARD AND AN ORDER OF ENFORCEMENT, AS THE CASE MAY BE. ANY AWARD MADE UNDER THIS SECTION 3.2 SHALL BE BINDING UPON ALL PARTIES CONCERNED.
          3.3 All notices, approvals, instructions and other communications for purposes of this Agreement shall be in writing, which shall include transmission by cable, telex or facsimile transmission. All communications given by cable, telex or facsimile transmission shall be directed as follows:

          A. To Pertamina at the following mail, cable, telex and telecopier addresses:

               PERUSAHAAN PERTAMBANGAN MINYAK
               DAN GAS BUMI NEGARA (Pertamina)
               Jalan Medan Merdeka Timur 1-A
               Jakarta
               INDONESIA

               Attention:  LNG Coordinator

               Cable:    Pertamina
                         Jakarta
                         Attention:  LNG Coordinator
               Telex:  44134, 44152, 44441 or 44302
               (Answerback:  PTMJKT IA)

               Telecopier No:  62-21343882

          B. To the Contractors comprising the Huffco Group at the following mail, telex and telecopier addresses:

               HUFFCO INDONESIA
               P. O. Box 2828
               Jakarta
               INDONESIA

               Attention:  Vice President - Finance

               Telex:  44421
               (Answerback:  HUFFCO IA)
               Telecopier No:  62-213800037

               c.c. Roy M. Huffington, Inc.
                    P. O. Box 4455
                    Houston, Texas  77210
                    U.S.A.

                    Attention:  Vice President - Finance

                    Telex:  762810
                    (Answerback:  HUFFCO HOU)
                    Telecopier No: 1-713-651-0104

          C. To the Contractors comprising the Total Group at the following mail, cable, telex and telecopier addresses:

               TOTAL INDONESIE
               Tromolpos 10
               Jakarta 10002
               INDONESIA

               Cable:  Totalindo Jakarta
               Telex:  44108
               (Answerback:  TOTAL JKT)
               Telecopier:  62-21 520 0834

          D. To the Contractors comprising the Unocal Group at the following mail, telex and telecopier addresses:

               UNOCAL INDONESIA, LTD.
               Ratu Plaza Office Tower, 7th Floor
               Jalan Jenderal Sudirman
               Jakarta
               INDONESIA

               Telex:  47335
               (Answerback:  UNOCAL IA)
               Telecopier No:  62-21 711 954

          Each of Vico, Total and Unocal is hereby designated the representative of the Contractors comprising its respective group for the giving and receipt of notices, approvals, instructions and other communications under this Agreement. A new or successor representative may be designated by notice to such effect signed by all the Contractors comprising a group given to the other parties to this Agreement ten days in advance of any such change. Until receipt of any such notice, the other parties to this Agreement may rely on any notice, approval, instruction or other communication from or to the representative of a group as binding upon each of the Contractors in such group, provided, however, that nothing in this Agreement is intended to grant to the representative of a group (or any successor representative designated pursuant to this
Section 3.3) any power or authority as among the Contractors in such group themselves.
          The representatives of each group may designate additional addresses for particular communications as required from time to time, and may change any address, by notice given ten days in advance of such additions or changes. Immediately upon receiving communications by cable, telex or facsimile transmission, a party may request a repeat transmittal of the entire communication or confirmation of particular matters.
          3.4 This Agreement may not be amended, modified, varied or supplemented except by a written agreement signed by the parties hereto.
          3.5 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first above written.
PERUSAHAAN PERTAMBANGAN       UNION TEXAS EAST KALIMANTAN
MINYAK DAN GAS BUMI           LIMITED
NEGARA (PERTAMINA)



By:  __________/S/_____________  By:  ___________/S/_______________


ROY M. HUFFINGTON, INC.            UNIVERSE TANKSHIPS, INC.



By:  _________/S/______________  By:  ___________/S/_______________


VIRGINIA INTERNATIONAL COMPANY     HUFFINGTON CORPORATION



By:  _________/S/______________  By:  ___________/S/_______________


ULTRAMAR INDONESIA LIMITED         TOTAL INDONESIE



By:  ________/S/_______________  By:  ___________/S/_______________


VIRGINIA INDONESIA COMPANY         UNOCAL INDONESIA, LTD.



By:  ________/S/_______________  By:  ___________/S/_______________



                                   INDONESIA PETROLEUM, LTD.




                                   By: ___________/S/__________